SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                              (AMENDMENT NO. _____)

Filed by:         [ X ]    Registrant
                  [    ]   A Party other than the Registrant

Material being filed:      [    ]  Preliminary Proxy Statement
                           [ X ]  Definitive Proxy Statement
                           [    ]  Definitive Additional Materials
                           [    ]  Soliciting Material Pursuant to Rule 14a-11
                                   (c) or 14a-12

                               Alberto-Culver Company
                           (Name of registrant as specified in its charter)

                               Alberto-Culver Company
                           (Name of person(s) filing proxy statement)

-------------------------------------------------------------------------------
Filing fee (if any):

         [ X ] $125  per  Exchange  Act  Rule  0-11(c)(1)(ii),  14a-6(i)(1),  or
         14a-6(j)(2). [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3). [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11:

           1.     Title of each class of securities to which transaction
                    applies:
                  ------------------------------------------------------------

           2.     Aggregate number of securities to which transaction applies:

                  ------------------------------------------------------------

           3. Per unit price or other underlying value of transaction computed pursuant to Rule 0-11:*

                  ------------------------------------------------------------

           4.     Proposed maximum aggregate value of transaction:
                    $_____________


                  *Set forth the amount on which the filing fee is calculated and state how it was determined.

--------------------------------------------------------------------------

Fee offset (if any):

  [ ] All or part  of the  fee is  offset  as  provided  by  Exchange  Act  Rule
      0-11(a)(2) as follows:

         1.   Amount previously paid:  $________________

         2.   Form, schedule or registration statement no.:  ______________

         3.   Filing party:  __________________________________________________

         4.   Date filed:  ________________________________

                             ALBERTO-CULVER COMPANY
                             Melrose Park, Illinois

                                                            December 14, 1995


TO THE STOCKHOLDERS:

         The annual meeting of stockholders will be held at the principal office of the Company in Melrose Park, Illinois, on Thursday, January 25, 1996, at 10:00 a.m.
         You are cordially invited to attend this meeting in person. The principal business at the meeting will be to elect four directors.
         At your earliest convenience, please sign and return the enclosed proxy card to assure that your shares will be represented at the meeting.

                                                     Sincerely,




                                                     Leonard H. Lavin
                                                        Chairman

                                NOTICE OF MEETING


         The annual meeting of stockholders of Alberto-Culver Company will be held on Thursday, January 25, 1996, at 10:00 a.m. Chicago time, at the principal office of the Company, 2525 Armitage Avenue, Melrose Park, Illinois 60160 for the following purposes:

          1.       To elect four directors.

          2. To transact such other business as may properly come before the meeting. The board of directors has fixed the close of business on November 27, 1995 as the record date for determination of the stockholders entitled to notice of and to vote at the meeting.


                                                     Bernice E. Lavin
                                                         Secretary

December 14, 1995

ALBERTO-CULVER COMPANY                                       PROXY STATEMENT


2525 Armitage Avenue                                       December 14, 1995
Melrose Park, Illinois   60160

                             SOLICITATION OF PROXIES

         The board of directors of Alberto-Culver Company (the "Company") solicits your proxy for use at the annual meeting of stockholders to be held on January 25, 1996 and at any adjournment thereof.

         On November 27, 1995, the record date for the meeting, the Company had outstanding shares of common stock consisting of 10,988,506 shares of Class A and 16,766,240 shares of Class B. This Proxy Statement and form of proxy are first being mailed to stockholders on or about December 14, 1995.

         Each holder of record at the close of business on the record date is entitled to one vote for each Class B share and one-tenth of a vote for each Class A share then held. Any person submitting a proxy has the right to revoke it at any time before it is voted, in person at the meeting or by written notice to the Secretary of the Company or by delivery of a later-dated proxy.

         The election of directors is decided by a plurality of the votes cast by holders of shares entitled to vote in the election. Although abstentions and broker non-votes will be treated as present at the meeting for purposes of determining a quorum, they will have no effect on the election of directors.

                              ELECTION OF DIRECTORS

     In October 1995, the board of directors expanded the number of directors, bringing total board membership to twelve. The board of directors appointed A.G. Atwater, Jr., Allan B. Muchin and Robert H. Rock, Ph.D., to fill the newly created positions. Mr. Muchin is a nominee for election at the meeting as well as Howard B. Bernick, Bernice E. Lavin and Harold M. Visotsky, M.D., who currently serve as directors.

         Unless otherwise instructed, proxies will be voted for the election as directors of the four persons listed as nominees. Should any of the nominees become unable to accept nomination or election (which the Company has no reason to expect), it is the intention of the persons named in the enclosed proxy to vote for a substitute in each case or the board of directors may make an appropriate reduction in the number of directors to be elected.

NOMINEES FOR TERMS EXPIRING AT THE ANNUAL MEETING IN 1999 (CLASS II)

Howard B. Bernick, age 43, has served as a director of the Company since 1986, as President of the Company since November 1988 and as Chief Executive Officer since October 1994. From November 1988 to October 1994, Mr. Bernick served as Chief Operating Officer. Mr. Bernick is also a director of AAR Corp. Mr. Bernick is the husband of Carol L. Bernick.

Bernice E. Lavin, age 70, has served as a director and Secretary and Treasurer of the Company since 1955 and as Vice Chairman since July 1994. From 1955 to July 1994, Mrs. Lavin served as Vice President.Mrs. Lavin is the wife of Leonard H. Lavin and the mother of Carol L. Bernick.

Harold M. Visotsky, M.D., age 71, has served as a director of the Company since 1989 and has been the Owen L. Coon Professor of Psychiatry and Behavioral Sciences at Northwestern University Medical School for more than the past five years. Dr. Visotsky is also the Director of Asher Center, Northwestern University.

Allan B. Muchin, age 59, has served as a director of the Company since October 1995 and as Chairman of both the Board of Directors and Executive Committee of Katten, Muchin & Zavis, a Chicago law firm, since November 1995. For more than five years prior to November 1995, Mr. Muchin served as Co-Managing Partner and a Member of the Board of Directors and Executive Committee of Katten, Muchin & Zavis.

DIRECTORS WHOSE TERMS EXPIRE AT THE ANNUAL MEETING IN 1997 (CLASS III)

Carol L. Bernick, age 43, has served as a director of the Company since 1984, as Executive Vice President and Assistant Secretary of the Company since October 1990 and as President of Alberto-Culver USA, Inc. since October 1994. From November 1988 to October 1990, she served as Group Vice President.
Mrs. Bernick is the wife of Howard B. Bernick and the daughter of Mr. and Mrs. Leonard H. Lavin.

Leonard H. Lavin, age 76, the founder of the Company, has served as a director and Chairman of the Company since 1955. From 1955 to October 1994, Mr. Lavin served as Chief Executive Officer of the Company. From 1955 to November 1988, Mr. Lavin served as President of the Company. Mr. Lavin is the husband of Bernice E. Lavin and the father of Carol L. Bernick.

A. Robert Abboud, age 66, has served as a director of the Company since
March 1994 and as President of A. Robert Abboud and Company for more than the past five years. From April 1988 to March 1991, Mr. Abboud served as Chairman and Chief Executive Officer of First City Bancorporation of Texas, Inc., a bank holding company, which in November 1992 consented to an involuntary bankruptcy petition. In May 1995, the Bankruptcy Court entered an order confirming the Plan of Reorganization. Mr. Abboud is also a director of AAR Corp., Inland Steel Industries and Hartmarx Corp.

         Robert H. Rock, Ph.D., age 45, has served as a director of the Company since October 1995 and as the President of MLR Holdings, a publishing and consulting company, for more than the past five years.Dr. Rock has also served as Chairman of Metroweek Corporation, a publisher of weekly newspapers and specialty publications, for more than the past five years. From 1991 to March 1995, Dr. Rock served as Chairman of IDD Enterprises, a publisher and provider of on-line services. Dr. Rock is also a director of Hunt Manufacturing Company and R.P. Scherer Corporation.

DIRECTORS WHOSE TERMS EXPIRE AT THE ANNUAL MEETING IN 1998 (CLASS I)

Robert P. Gwinn, age 88, has served as a director of the Company since
1988 and as the Chairman Emeritus of Encyclopaedia Britannica, Inc., a publisher, since September 1993 and as Chairman and Chief Executive Officer of Encyclopaedia Britannica, Inc. for more than five years prior to September 1993. Mr.Gwinn is also a director of CNA Financial Corporation.

William W. Wirtz, age 66, has served as a director of the Company since 1978 and as President of Wirtz Corporation, a diversified operations and investment company, for more than the past five years. Mr.
Wirtz is also a director of Firstar Corporation.

Lee W. Jennings, age 67, has served as a director of the Company since 1989 and as President and Chief Executive Officer of Jennings and Associates, a strategic consulting firm, for more than the past five years. Mr. Jennings is also a director of A. O. Smith Corporation, Fruit-of-the-Loom, Inc., Teppco Partners, L.P. and Prime Capital Corporation.

A. G. Atwater, Jr., age 52, has served as a director of the Company since October 1995 and has been President and Chief Executive Officer of Amurol Confections Company, a wholly owned associated company of the Wm. Wrigley Jr. Company, for more than the past five years.


The board of directors recommends that the stockholders vote FOR each of the nominees for director.

               SHARE OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The table below contains information concerning the number of shares of Class A common stock and Class B common stock beneficially owned by each director, each person named in the Summary Compensation Table, and by all directors and executive officers as a group.

=====================================================================================================================
                                                            Shares Beneficially Owned                       Percent
                          Name                              on November 17, 1995 (1)(2)                     of Class
---------------------------------------------------------------------------------------------------------------------
                                                            Class A            220,550     (3)                1.99%
Howard B. Bernick                                           Class B            300,000     (3)                1.79%
---------------------------------------------------------------------------------------------------------------------
                                                            Class A            201,664     (4)                1.84%
Bernice E. Lavin                                            Class B          3,301,044     (4)               19.69%
---------------------------------------------------------------------------------------------------------------------
                                                            Class A              2,075     (5)                  (6)
Harold M. Visotsky, M.D.                                    Class B                500                          (6)
---------------------------------------------------------------------------------------------------------------------
                                                            Class A              1,000                          (6)
Allan B. Muchin                                             Class B                  0
---------------------------------------------------------------------------------------------------------------------
                                                            Class A            323,244     (7)                2.90%
Carol L. Bernick                                            Class B            673,656     (7)                4.02%
---------------------------------------------------------------------------------------------------------------------
                                                            Class A            673,896     (8)                6.13%
Leonard H. Lavin                                            Class B          3,488,604     (8)               20.81%
---------------------------------------------------------------------------------------------------------------------
                                                            Class A              1,875     (9)                  (6)
A. Robert Abboud                                            Class B              1,000                          (6)
---------------------------------------------------------------------------------------------------------------------
                                                            Class A                350    (10)                  (6)
Robert H. Rock, Ph.D.                                       Class B                  0
---------------------------------------------------------------------------------------------------------------------
                                                            Class A              7,875    (11)                  (6)
Robert P. Gwinn                                             Class B                  0
---------------------------------------------------------------------------------------------------------------------
                                                            Class A            292,875    (12)                2.66%
William W. Wirtz                                            Class B            897,000    (12)                5.35%
---------------------------------------------------------------------------------------------------------------------
                                                            Class A              1,875    (13)                  (6)
Lee W. Jennings                                             Class B              3,400    (13)                  (6)
---------------------------------------------------------------------------------------------------------------------
                                                            Class A              1,000                          (6)
A.G. Atwater, Jr.                                           Class B                  0
---------------------------------------------------------------------------------------------------------------------
                                                            Class A            168,468    (14)                1.52%
Michael H. Renzulli                                         Class B             71,558                          (6)
---------------------------------------------------------------------------------------------------------------------
All Directors and Executive Officers as a Group (19         Class A          2,011,110    (15)               17.64%
persons, including the above)                               Class B          8,816,122                       52.58%
=====================================================================================================================

(1) All, but not less than all, of the Class A shares may at any time be converted into Class B shares on a share-for-share basis at the option of the Company. The Class B shares are convertible into Class A shares on a share-for-share basis at the option of the holder.

(2)  Such ownership is direct,  with sole voting and investment power, except as
     indicated  in  subsequent  footnotes.   Each  person  disclaims  beneficial
     ownership of any shares indicated as owned indirectly.

(3) Includes 95,550 Class A shares subject to employee stock optionsexercisable currently or within 60 days. Does not include shares reported as owned by Mrs. Bernick.

(4) Includes: 201,664 Class A shares and 326,864 Class B shares held as sole trustee of trusts for the benefit of Mr. and Mrs. Lavin's children and grandchildren; and 449,353 Class B shares held as co- trustee with Mrs. Bernick of a grantor annuity trust for the benefit of Mrs. Lavin. Does not include: 50,100 Class A shares and 150,300 Class B shares held as co-trustee with Mrs. Bernick of a trust for the benefit of Mrs. Bernick; and 278,044 Class A shares and 12,000 Class B shares owned by the Lavin Family Foundation of which Mrs. Lavin is a director and an officer. In addition, does not include shares reported as owned by Mr. Lavin or Mrs. Bernick.

(5) Includes 1,875 Class A shares subject to stock options exercisable currently or within 60 days.

(6)  Less than 1.0% of the outstanding shares.

(7) Includes: 142,966 Class A shares subject to employee stock options exercisable currently or within 60 days. Also includes: 195,501 Class B shares held as sole trustee of grantor annuity trusts for the benefit of Mrs. Bernick's siblings; 97,751 Class B shares held as co-trustee of a grantor annuity trust for the benefit of Mrs. Bernick; 50,000 Class B shares held as trustee of an insurance trust for the benefit of Mr. and Mrs. Lavin's children and grandchildren; and 50,100 Class A shares and 150,300 Class B shares held as co-trustee with Mrs. Lavin of a trust for the benefit of Mrs. Bernick. Does not include: 449,353 Class B shares held as co-trustee with Mrs. Lavin of a grantor annuity trust for the benefit of Mrs. Lavin; 449,353 Class B shares held as co-trustee with Mr. Lavin of a grantor annuity trust for the benefit of Mr. Lavin; and 278,044 Class A shares and 12,000 Class B shares owned by the Lavin Family Foundation of which Mrs. Bernick is a director and an officer. In addition, does not include shares reported as owned by Mr. Bernick and shares owned by Mr. and Mrs. Lavin.

(8) Includes: 449,353 Class B shares held as co-trustee with Mrs. Bernick of a grantor annuity trust for the benefit of Mr. Lavin; and 278,044 Class A shares and 12,000 Class B shares owned by the Lavin Family Foundation of which Mr. Lavin is a director and the President. Does not include shares reported as owned by Mrs. Lavin or Mrs. Bernick.

(9) Includes 1,875 Class A shares subject to stock options exercisable currently or within 60 days.

(10) These shares are held jointly with Dr. Rock's wife.

(11) Includes 1,875 Class A shares subject to stock options exercisable currently or within 60 days.

(12) Includes 1,875 Class A shares subject to stock options exercisable currently or within 60 days. Also includes: 291,000 Class A shares and 873,000 Class B shares owned by Wirtz Corporation, of which Mr. Wirtz is president and a director; and 4,000 Class B shares owned by William Wirtz Pension Trust, of which Mr. Wirtz is a trustee.

(13) Includes 1,875 Class A shares subject to stock options exercisable currently or within 60 days. Does not include 400 Class B shares owned by Mrs. Jennings.

(14) Includes   94,550  Class  A  shares   subject  to  employee  stock  options
     exercisable currently or within 60 days.

(15) Includes 410,466 Class A shares subject to stock options exercisable currently or within 60 days.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

       The board of directors of the Company held four regularly scheduled meetings and three special meetings during fiscal year 1995. No director attended fewer than three-fourths of the aggregate number of meetings of the board and of the committees described below on which he or she served during the fiscal year.

       There are four standing committees of the board of directors. The audit committee, which is composed of Lee W. Jennings, Robert P. Gwinn and William W. Wirtz, held two meetings during fiscal year 1995. The audit committee makes recommendations to the board regarding the engagement of independent auditors each year and reviews with the outside and internal auditors the scope and results of their audits.

       The executive committee, which is composed of Robert P. Gwinn, Leonard H. Lavin and Bernice E. Lavin, held no meetings during fiscal year 1995. The executive committee has many of the powers of the board of directors and can act when the board is not in session.

       The compensation committee, which is composed of Robert P. Gwinn, William
W. Wirtz and A. Robert Abboud, held five meetings during fiscal year 1995. The function of the compensation committee is to review executive performance and compensation and to administer other employee benefit plans pursuant to which executive officers receive cash awards, stock options or restricted stock.

       The nominating committee,  which is composed of Leonard H. Lavin, Bernice
E. Lavin and Carol L. Bernick, held one meeting during fiscal year 1995. The function of the nominating committee is to evaluate and recommend persons to fill vacancies or newly created positions on the board of directors and to submit the names of those persons so recommended to the full board of directors for approval. Stockholders may submit recommendations for nominations for election to the board of directors. Additional information regarding the stockholder recommendation procedure will be provided upon request to the Secretary of the Company.

                             EXECUTIVE COMPENSATION

       The table below summarizes certain information with respect to compensation paid by the Company or its subsidiaries to the Chief Executive Officer and the four most highly compensated executive officers of the Company for services rendered in all respects for the past three fiscal years.

===========================================================================================================================
                                               SUMMARY COMPENSATION TABLE
===========================================================================================================================

                                    Long Term
                                                    Annual Compensation              Compensation
---------------------------------------------------------------------------------------------------------------------------
                                                                                      Number             All Other
Name and Principal                               Salary             Bonus               of             Compensation
Position                             Year        ($)                ($)               Options               ($)

---------------------------------------------------------------------------------------------------------------------------
Leonard H. Lavin,                    1995        $999,996           $945,000               -          $136,376 (1)
Chairman                             1994        $999,996           $632,800               -          $118,865
                                     1993        $950,000           $425,000               -          $107,514

---------------------------------------------------------------------------------------------------------------------------
Bernice E. Lavin,                    1995        $518,748           $390,000               -          $132,596 (2)
Vice Chairman,                       1994        $370,000           $187,000               -          $103,195
Secretary and Treasurer              1993        $330,000           $300,000               -          $ 89,477

---------------------------------------------------------------------------------------------------------------------------
Howard B. Bernick,                   1995        $631,254           $595,000            71,200        $  5,639 (3)
President and Chief                  1994        $568,754           $323,900            40,000        $  4,855
Executive Officer                    1993        $470,835           $300,000            37,000        $  7,144

---------------------------------------------------------------------------------------------------------------------------
Carol L. Bernick,
President, Alberto-Culver            1995        $517,500           $390,000            33,200        $  5,639 (4)
USA, Inc. and Executive              1994        $440,000           $222,800            50,000        $  4,855
V.P. and Assistant                   1993        $296,664           $250,000            40,000        $  7,144
Secretary of the Company
---------------------------------------------------------------------------------------------------------------------------
Michael H. Renzulli,                 1995        $507,000           $500,000            33,200        $ 14,836 (5)
President, Sally Beauty              1994        $450,000           $450,000            25,000        $ 10,551
Company, Inc.                        1993        $325,000           $400,000            25,000        $ 15,129

===========================================================================================================================


(1) The amount includes: $24,364, $24,364 and $27,613 of imputed income from life insurance for 1995, 1994 and 1993, respectively; annual contributions to the Employees' Profit Sharing Plan and Trust of $3,973, $3,835 and $6,124 in 1995, 1994 and 1993, respectively; and $108,039,
       $90,666 and

       $73,777 of imputed income from split-dollar life insurance policies for 1995, 1994 and 1993, respectively.

(2) The amount includes: $20,584, $8,694 and $9,576 of imputed income from life insurance for 1995, 1994 and 1993, respectively; annual contributions to the Employees' Profit Sharing Plan and Trust of $3,973, $3,835 and $6,124 in 1995, 1994 and 1993, respectively; and $108,039,
       $90,666 and $73,777 of imputed income from split-dollar life insurance policies for 1995, 1994 and 1993, respectively.

(3) The amount includes $1,666, $1,020 and $1,020 of imputed income from life insurance for 1995, 1994 and 1993, respectively; and annual contributions to the Employees' Profit Sharing Plan and Trust of $3,973, $3,835 and $6,124 in 1995, 1994 and 1993, respectively.

(4) The amount includes $1,666, $1,020 and $1,020 of imputed income from life insurance for 1995, 1994 and 1993, respectively; and annual contributions to the Employees' Profit Sharing Plan and Trust of $3,973, $3,835 and $6,124 in 1995, 1994 and 1993, respectively.

(5) The amount includes $6,891, $2,880 and $2,800 of imputed income from life insurance for each of 1995, 1994 and 1993, respectively; and annual contributions to the Employees' Profit Sharing Plan and Trust of $7,945, $7,671 and $12,249 in 1995, 1994 and 1993, respectively.

       Each non-employee director of the Company receives $16,000 annual compensation, plus $1,000 for each meeting of the board of directors attended. Non-employee members of the executive, audit and compensation committees receive $1,000 per committee meeting attended. Employee directors receive no additional compensation for serving on the board of directors or its committees.

       In addition, each non-employee director participates in the 1994 Stock Option Plan For Non-Employee Directors (the "Director Plan") which was approved by the stockholders at the 1995 annual meeting. Under the Director Plan, an option to purchase 7,500 shares of Class A common stock was automatically granted to each incumbent non-employee director at the time of the adoption of the Director Plan by the board of directors. Similarly, an option to purchase 7,500 shares of Class A common stock will automatically be granted to any new non-employee director upon his or her initial election or appointment as a director of the Company. No person may receive more than one option under the Director Plan. The exercise price of options granted under the Director Plan is the fair market value on the date granted. Options are granted for a ten-year term and are exercisable in four equal annual installments commencing one year after the date of grant.

                               STOCK OPTION GRANTS

       The table below sets forth certain information with respect to options granted to the persons named in the Summary Compensation Table during the fiscal year ended September 30, 1995.

====================================================================================================================================
                                               STOCK OPTION GRANTS IN LAST FISCAL YEAR

------------------------------------------------------------------------------------------------------------------------------------
                                                   INDIVIDUAL GRANTS
------------------------------------------------------------------------------------------------------------------------------------

                             Number          % of Total                                         Potential realizable value at
                               of         Options Granted                                       assumed annual rates of stock price
                             Option         to Employees         Exercise        Expiration       appreciation for option term (2)
         Name              Grants (1)      in Fiscal Year          Price            Date

                                                                   ($)                                  5 %                   10 %
------------------------------------------------------------------------------------------------------------------------------------
Leonard H. Lavin                0               -                    -                -                 -                  -
------------------------------------------------------------------------------------------------------------------------------------
Bernice E. Lavin                0               -                    -                -                 -                  -
------------------------------------------------------------------------------------------------------------------------------------
Howard B. Bernick              71,200        14.66%             $23.688           10/31/04         $1,060,684         $2,687,983
------------------------------------------------------------------------------------------------------------------------------------
Carol L. Bernick               33,200         6.83%             $23.688           10/31/04         $  494,589         $1,253,385
------------------------------------------------------------------------------------------------------------------------------------
Michael H. Renzulli            33,200         6.83%             $23.688           10/31/04         $  494,589         $1,253,385
====================================================================================================================================


(1) Options are granted under the Alberto-Culver Company Employee Stock Option Plan of 1988, as amended, which permits the board of directors (or a committee thereof) to grant options to purchase shares of Class A common stock. Generally, all options granted have a term of ten years from the date of grant. Options become exercisable on a cumulative basis in annual increments of one-fourth of the optioned shares, commencing one year after the date of grant. The board of directors, or a committee thereof, may accelerate the exercisability of any options subject to such terms and conditions as it deems necessary and appropriate.

(2) The dollar amounts in these columns assume that the market price per share of the Class A common stock appreciates in value from the date of grant to the expiration date of the option at the annualized rates indicated. These rates are set by the Securities and Exchange Commission and are not intended to forecast possible future appreciation, if any, of the price of Class A common stock.

                             STOCK OPTION EXERCISES

      The table below sets forth certain information with respect to the exercise of options during the fiscal year ended September 30, 1995 by the persons named in the Summary Compensation Table and the fiscal year-end value of unexercised options.

===============================================================================================================================
                                       AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                              AND FISCAL YEAR-END OPTION VALUE
===============================================================================================================================
                                                                                    Number of                Value of
                                                                                   unexercised              unexercised
                                          Shares                                   options at              in-the-money
                                        acquired on             Value                fiscal                 options at
                                         exercise             Realized              year-end            fiscal year-end (1)
              Name                                               ($)                   (#)                      ($)
                                                                            ---------------------------------------------------
                                                                                    Exercisable/              Exercisable/
                                                                                    unexercisable             unexercisable
-------------------------------------------------------------------------------------------------------------------------------
Leonard H. Lavin                             0                    -                     -                        -
-------------------------------------------------------------------------------------------------------------------------------
Bernice E. Lavin                             0                    -                     -                        -
-------------------------------------------------------------------------------------------------------------------------------
Howard B. Bernick                            0                    -                 51,000/127,200          $240,906/$515,646
-------------------------------------------------------------------------------------------------------------------------------
Carol L. Bernick                           5,334               $18,002              105,916/96,950          $626,917/$440,462
-------------------------------------------------------------------------------------------------------------------------------
Michael H. Renzulli                          0                    -                  67,500/70,700          $402,344/$299,852
===============================================================================================================================


(1) Based on the average of the high and low trading price of the Class A common stock of $26.625 on September 29, 1995, the last trading day of the fiscal year.

                           LONG-TERM INCENTIVE AWARDS

      The table below sets forth certain information with respect to the grant of performance units under the 1994 Shareholder Value Incentive Plan ("SVIP") during the fiscal year ended September 30, 1995 to the persons named in the Summary Compensation Table.

==================================================================================================================================
                                               LONG-TERM INCENTIVE PLAN -- AWARDS
                                                      IN LAST FISCAL YEAR

==================================================================================================================================


                                          Shares
                                         Units or                                      Potential Future Payouts Under
                                       Other Rights                                   Shareholder Value Incentive Plan
              Name                         (#)


                                                                           -------------------------------------------------------
                                                          Performance or
                                        Number of          Other Period
                                     Shares, Units or          Until                Threshold    Target             Maximum
                                     Other Rights (1)      Maturation or            ($)          ($)                ($)
                                                              Payout

----------------------------------------------------------------------------------------------------------------------------------
Leonard H. Lavin                           500                3 years               $250,000     $500,000           $1,500,000
----------------------------------------------------------------------------------------------------------------------------------
Bernice E. Lavin                           100                3 years               $ 50,000     $100,000           $  300,000
----------------------------------------------------------------------------------------------------------------------------------
Howard B. Bernick                          285                3 years               $142,500     $285,000           $  855,000
----------------------------------------------------------------------------------------------------------------------------------
Carol L. Bernick                           125                3 years               $ 62,500     $125,000           $  375,000
----------------------------------------------------------------------------------------------------------------------------------
Michael H. Renzulli                        130                3 years               $ 65,000     $130,000           $  390,000
==================================================================================================================================


(1) Awards under the SVIP are made in the form of performance units, each unit having a payout value of $500 if the threshold performance is obtained, $1,000 if the target performance is obtained and $3,000 if the maximum performance is obtained. Units will have no value if the threshold performance is not attained. Performance units were granted at the beginning of fiscal year 1995 for the three-year performance period of October 1, 1994 through September 30, 1997. At the time the performance units were granted, objectives for the performance period were established based on the percentile ranking of Class A common stock measured by total shareholder return against companies comprising the Standard & Poor's 500 Index.

                          Compensation Committee Report

      The compensation committee of the board of directors is comprised of William W. Wirtz, Robert P.Gwinn and A. Robert Abboud. The compensation committee is responsible for reviewing executive performance and compensation, and administering other benefit plans pursuant to which executive officers receive cash awards and stock options.

      The Company's objectives for its executive compensation program are:

      o  To attract, motivate and retain highly qualified individuals.

      o  To  link  the  interests  of  executive   officers  more  closely  with
         stockholders.

      o To increase the personal stake of the executive officers in the continued success and growth of the Company by linking a significant portion of executive officers' compensation to the performance of the Company.

      In order to achieve these objectives, executive compensation for the last fiscal year was based on three components: base salary, annual bonus and long-term incentive compensation.

BASE SALARY

      Base salaries of executive officers are reviewed from time to time by the compensation committee and adjusted appropriately. The factors used in determining an executive officer's base salary are the duties and level of responsibility of the executive officer, the past performance of the executive officer, the performance of the executive officer's principal business unit, if any, and the performance of the Company. In this connection, the compensation committee considers the recommendations of management.

ANNUAL BONUS

      Annual bonuses are awarded pursuant to the Management Incentive Plan ("MIP"). At the beginning of the fiscal year, the compensation committee, based on the recommendations of management, established a total incentive award opportunity, stated as a percentage of base salary, for each executive officer. Each executive officer's total award opportunity was allocated among one or more of the following: (i) corporate sales and pre-tax earnings; (ii) sales and pre-tax earnings of a subsidiary or division, and (iii) individual business objectives.

      The Company achieved its goal for pre-tax earnings and its threshold level for sales growth for fiscal 1995. As a result, all executive officers earned at least a portion of their total incentive award opportunity. Actual bonuses paid to executive officers varied depending on the level of achievement for sales and pre-tax earnings of their subsidiary or division, if applicable, and the achievement of their individual business objectives.

LONG-TERM INCENTIVE COMPENSATION

      The Company's long-term incentive compensation program consists of grants of stock options and performance units. Stock options were granted to executive officers under the Alberto-Culver Company Employee Stock Option Plan of 1988, as amended (the "ACSOP"). Stock options were granted with an option price equal to the fair market value of the Class A common stock on the date of grant and for a term of ten years. Stock options become exercisable in four equal annual increments commencing one year after grant.

      Executive officers were also granted performance units pursuant to the 1994 Shareholder Value Incentive Plan (the "SVIP"). Each performance unit has a payout value of $500 if the threshold performance is obtained, $1,000 if the target performance is obtained and $3,000 if the maximum performance is obtained. Units will have no value if the threshold performance is not attained. At the time performance units were granted, the compensation committee, based on the recommendations of management and KPMG Peat Marwick LLP, the Company's outside compensation consultants, established objectives for the three-year performance period, October 1, 1994 through September 30, 1997, based on the percentile ranking of the Class A common stock measured by total shareholder return against companies comprising the Standard & Poor's 500 Index.

      Executive officers were granted a greater number of stock options in fiscal year 1995 than in previous years in order to provide greater incentives to exert maximum efforts for the success of the Company and to remain in the employ of the Company. Decisions with respect to grants of stock options and performance units to executive officers were made based on a formula proposed by KPMG Peat Marwick LLP. Under this formula, executive officers received grants of stock options and performance units having a value equal to a percentage of his or her base salary. The number of stock options and performance units granted were then adjusted based on the same factors for determining base salary. At their request, Leonard H. Lavin and Bernice E. Lavin are ineligible to receive stock options under the ACSOP.

CHIEF EXECUTIVE OFFICER COMPENSATION

      In October 1994, the board of directors elected Howard B. Bernick as Chief Executive Officer. In fiscal year 1995, the compensation committee increased Mr. Bernick's base salary to take into account Mr. Bernick's increased responsibilities. In addition, Mr. Bernick was awarded stock options under the ACSOP and performance units under the SVIP using the formula for other executive officers. The compensation committee believes that Mr. Bernick's salary, stock option and performance unit grants are reasonable in light of his increased responsibilities and his continued contribution toward the financial and nonfinancial success of the Company, including a record year for sales and pre-tax earnings for the Company. Mr. Bernick's bonus for fiscal year 1995 under the MIP was based wholly on the financial performance of the Company and was determined using the formula for attainment of pre-established corporate financial performance goals under the MIP.

DEDUCTIBILITY OF COMPENSATION

      As part of the Omnibus Budget Reconciliation Act passed by Congress in 1993, the Internal Revenue Code of 1986 was amended to add Section 162(m) which limits the deductibility for federal income tax purposes of compensation paid to the Chief Executive Officer and four other most highly compensated officers of the Company. Under Section 162(m), compensation paid to each of these officers in excess of $1 million per year is deductible by the Company only if it is "performance-based." Although the Internal Revenue Service has issued only proposed regulations under Section 162(m), the Company previously amended the ACSOP to conform to the proposed regulations and has also drafted the MIP and SVIP to conform to such regulations. As required under these regulations, the amended ACSOP, the MIP and the SVIP were all submitted to stockholders for approval in January 1995.

      It is the Company's intention that compensation paid to its executive officers be deductible for federal income tax purposes, unless circumstances warrant otherwise. The Company believes that all bonuses earned by executive officers under the MIP and SVIP will be deductible and that any income generated upon the exercise of a non-qualified option granted under the ACSOP will be deductible by the Company in the future.

                         Compensation Committee Members

                                A. Robert Abboud
                                 Robert P. Gwinn
                                William W. Wirtz

                                PERFORMANCE GRAPH

       The following graph compares the cumulative total shareholder return on the Company's Class A common stock and Class B common stock, the S&P 500 Index, and a selected peer group of companies for the last five fiscal years. The selected peer group consists of Block Drug Company, Inc., Church & Dwight Co., Inc., Claire's Stores, Inc., Cosmetic Center, Inc., Del Laboratories, Inc., DEP Corp., The Dial Corp., Helen of Troy Corp., Helene Curtis Industries, Inc., St. Ives Laboratories, Inc., Tambrands Inc., Tandy Corp. and Windmere Corp. For the purpose of calculating the peer group average, the cumulative total shareholder returns of each company have been weighted according to its stock market capitalization. The graph assumes $100 was invested on September 30, 1990 and that all dividends were reinvested.

[The following table was also represented by a graph in the printed material]


                                         1991              1992             1993              1994             1995
                                         ----              ----             ----              ----             ----
Alberto-Culver Class A                   118               138              114               142              171
Alberto-Culver Class B                   114               117              112               117              155
S & P 500 Index                          131               146              165               171              221
Peer Group                               143               152              147               157              199

                             PRINCIPAL STOCKHOLDERS

        The table below contains information as of November 17, 1995 concerning stock ownership by each person known to beneficially own 5% or more of either class of the Company's outstanding shares of common stock based upon information supplied to the Company by such persons.

                                                           Shares Owned Beneficially
Name and Address                                           on November 17, 1995 (1)(2)         Percent of Class
----------------                                           ---------------------------         ----------------
Leonard H. Lavin                                           Class A       673,896  (3)                6.13%
2525 Armitage Avenue                                       Class B     3,488,604  (3)               20.81%
Melrose Park, IL  60160

Bernice E. Lavin                                           Class A       201,664  (4)                1.84%
2525 Armitage Avenue                                       Class B     3,301,044  (4)               19.69%
Melrose Park, IL  60160

Carol L. Bernick                                           Class A       323,244  (5)                2.90%
2525 Armitage Avenue                                       Class B       673,656  (5)                4.02%
Melrose Park, IL  60160

William W. Wirtz                                           Class A       292,875  (6)                2.66%
680 North Lake Shore Drive                                 Class B       897,000  (6)                5.35%
Chicago, IL   60611

New South Capital Management, Inc.                         Class A     1,190,789  (7)               10.84%
755 Crossover Lane
Memphis, TN  38117

State Teachers Retirement System                           Class A       574,800                     5.23%
275 East Broad Street                                      Class B         7,101                       (8)
Columbus, OH   43215

Babson (David L.) & Co. Inc.                               Class A        750,450                    6.83%
One Memorial Drive                                         Class B          9,500                      (8)
Cambridge, MA 02142


(1) All, but not less than all, of the Class A shares may at any time be converted into Class B shares on a share-for-share basis at the option of the Company. The Class B shares are convertible into Class A shares on a share-for-share basis at the option of the holder.

(2) Such ownership is direct, with sole voting and investment power, except as indicated in subsequent footnotes. Each individual disclaims beneficial ownership of any shares indicated as owned indirectly.

(3) Includes: 449,353 Class B shares held as co-trustee with Mrs. Bernick of a grantor annuity trust for the benefit of Mr. Lavin; and 278,044 Class A shares and 12,000 Class B shares owned by the Lavin Family Foundation of which Mr. Lavin is a director and the President. Does not include shares reported as owned by Mrs. Lavin or Mrs. Bernick.

(4) Includes: 201,664 Class A shares and 326,864 Class B shares held as sole trustee of trusts for the benefit of Mr. and Mrs. Lavin's children and grandchildren; and 449,353 Class B shares held as co- trustee with Mrs. Bernick of a grantor annuity trust for the benefit of Mrs. Lavin. Does not include: 50,100 Class A shares and 150,300 Class B shares held as co-trustee with Mrs. Bernick of a trust for the benefit of Mrs. Bernick; and 278,044 Class A shares and 12,000 Class B shares owned by the Lavin Family Foundation of which Mrs. Lavin is a director and an officer. In addition, does not include shares reported as owned by Mr. Lavin or Mrs. Bernick.

(5) Includes: 142,966 Class A shares subject to employee stock options exercisable currently or within 60 days. Also includes: 195,501 Class B shares held as sole trustee of grantor annuity trusts for the benefit of Mrs. Bernick's siblings; 97,751 Class B shares held as co-trustee of a grantor annuity trust for the benefit of Mrs. Bernick; 50,000 Class B shares held as trustee of an insurance trust for the benefit of Mr. and Mrs. Lavin's children and grandchildren; and 50,100 Class A shares and 150,300 Class B shares held as co-trustee with Mrs. Lavin of a trust for the benefit of Mrs. Bernick. Does not include: 449,353 Class B shares held as co-trustee with Mrs. Lavin of a grantor annuity trust for the benefit of Mrs. Lavin; 449,353 Class B shares held as co-trustee with Mr. Lavin of a grantor annuity trust for the benefit of Mr. Lavin; and 278,044 Class A shares and 12,000 Class B shares owned by the Lavin Family Foundation of which Mrs. Bernick is a director and an officer. In addition, does not include shares reported as owned by Mr. Bernick or shares owned by Mr. and Mrs. Lavin.

(6) Includes 1,875 Class A shares subject to stock options exercisable currently or within 60 days. Also includes: 291,000 Class A shares and 873,000 Class B shares owned by Wirtz Corporation, of which Mr. Wirtz is president and a director; and 4,000 Class B shares owned by William Wirtz Pension Trust, of which Mr. Wirtz is a trustee.

(7) Includes 67,000 shares as to which New South Capital Management, Inc. has shared investment power but no voting power.

(8)  Less than 1% of the outstanding shares.

      COMPLIANCE UNDER SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

       Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and persons who beneficially own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission, the New York Stock Exchange and the Company. Based solely on its review of such reports received by it, the Company believes that during fiscal year 1995 all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with except that the Elizabeth Claire Bernick Exempt Trust u/a/d April 25, 1995 and the Peter Andrew Bernick Exempt Trust u/a/d April 25, 1995 each filed a Form 3 more than 10 days after the creation of the trust.

                         INDEPENDENT PUBLIC ACCOUNTANTS

       The board of directors of the Company has selected KPMG Peat Marwick LLP as independent public accountants for the Company for the fiscal year ending September 30, 1996. KPMG Peat Marwick LLP has served the Company in the capacity of independent public accountants since 1961. Representatives of that firm are expected to be present at the annual meeting of stockholders with an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions presented at the meeting by stockholders.

                                 OTHER BUSINESS

       Management knows of no other matters which will be brought before the meeting. However, if other matters are properly brought before the meeting, the persons named in the enclosed proxy will vote in accordance with their judgment on such matters. For business to be properly brought before the meeting by a stockholder, notice in proper written form must be given to the Secretary not less than 30 days before the meeting and otherwise in compliance with the Company's By-Laws.
                              STOCKHOLDER PROPOSALS

       The deadline for receipt by the Company of stockholder proposals for inclusion in the Company's 1996 proxy materials is August 16, 1996.

                      COST AND METHOD OF PROXY SOLICITATION

       The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, brokerage houses, nominees and other custodians and fiduciaries will be requested to send the proxy material to their principals and the Company will reimburse them for their reasonable expenses.

                       By Order of the Board of Directors

                             BERNICE E. LAVIN
                                 Secretary


Disk #11-Proxy96.DOC

P                     ALBERTO-CULVER COMPANY
R
O                Annual Meeting, January 25, 1996
X
Y            Proxy Solicited by Board of Directors

     HOWARD B. BERNICK, WILLIAM J. CERNUGEL AND BERNICE E. LAVIN, each with power of substitution, are hereby authorized to vote all shares which the undersigned stockholder would be entitled to vote if personally present at the Annual Meeting of Stockholders of Alberto-Culver Company to be held on January 25, 1996, and at any adjournment thereof, as noted on the reverse side.

             WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE FOUR NOMINEES FOR DIRECTOR SET FORTH ON THE REVERSE SIDE.

(Continued and to be signed on reverse side)                  SEE REVERSE SIDE

                 Please mark
                 votes as in
                 this example

The board of directors recommends a vote FOR the nominees for director listed below.

1. Election of Directors.

     Nominees:  Howard B. Bernick, Bernice E. Lavin, Allan B. Muchin and Harold
                M. Visotsky, M.D.

     FOR              WITHHOLD                ALL EXCEPT

                                                              (List exceptions)

2. In the discretion of the board of directors, on any other matters that may properly come before the meeting.

                                         MARK HERE
                                         FOR ADDRESS
                                         CHANGE AND
                                         NOTE BELOW

Please sign here exactly as your name (or names) appear on this proxy. Persons signing as executors, administrators, trustees, guardians or attorneys should so indicate when signing. Where there is more than one owner, each must sign.

          Signature                      Date

          Signature                      Date

P                        ALBERTO-CULVER COMPANY
R
O                  Annual Meeting, January 25, 1996
X
Y                Proxy Solicited by Board of Directors

     HOWARD B. BERNICK, WILLIAM J. CERNUGEL AND BERNICE E. LAVIN, each with power of substitution, are hereby authorized to vote all shares which the undersigned stockholder would be entitled to vote if personally present at the Annual Meeting of Stockholders of Alberto-Culver Company to be held on January 25, 1996, and at any adjournment thereof, as noted on the reverse side.

             WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE FOUR NOMINEES FOR DIRECTOR SET FORTH ON THE REVERSE SIDE.

     (Continued and to be signed on reverse side)        SEE REVERSE SIDE

                 Please mark
                 votes as in
                 this example

The board of directors recommends a vote FOR the nominees for director listed below.

1. Election of Directors.

     Nominees:  Howard B. Bernick, Bernice E. Lavin, Allan B. Muchin and Harold
                M. Visotsky, M.D.

     FOR              WITHHOLD                ALL EXCEPT

                                                              (List exceptions)

2. In the discretion of the board of directors, on any other matters that may properly come before the meeting.

                                                           MARK HERE
                                                           FOR ADDRESS
                                                           CHANGE AND
                                                           NOTE BELOW

Please indicate how
many shares you are voting:

  Class A:

  Class B:


Please sign here exactly as your name (or names) appear on this proxy. Persons signing as executors, administrators, trustees, guardians or attorneys should so indicate when signing. Where there is more than one owner, each must sign.

Signature                                                  Date

Signature                                                  Date